                                                                    Exhibit 2.3


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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        GRANITE BROADCASTING CORPORATION

                                       AND

                              THE JAMES J. GABBERT

                          CHARITABLE REMAINDER UNITRUST

                                   dated as of

                                  June 26, 1998

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                                TABLE OF CONTENTS

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
1. Definitions....................................................................................................2
         1.1 Defined Terms........................................................................................2
         1.2 Accounting Terms.....................................................................................8
         1.3 Other Definition Provisions..........................................................................8

2. Purchase of Shares, Purchase Price and Method of Payment.......................................................9
         2.1 Purchase of Shares...................................................................................9
         2.2 Consideration........................................................................................9
                  2.2.1 Purchase Price............................................................................9

4. Representations Relating to Pacific...........................................................................10
         4.1 Organization and Standing...........................................................................10
         4.2 Capital Stock.......................................................................................10
                  4.2.1 Outstanding Stock........................................................................10
                  4.2.2 No Encumbrances..........................................................................11

5. Representations and Warranties of Seller......................................................................11
         5.1 Organization and Standing...........................................................................11
         5.2 Authorization and Binding Obligations...............................................................11
         5.3 No Contravention; Consents..........................................................................12
                  5.3.1 No Contravention.........................................................................12
                  5.3.2 Consent..................................................................................13
         5.4 Ownership of Shares.................................................................................13

6. Representations and Warranties of Buyer.......................................................................13
         6.1 Organization and Standing...........................................................................13
         6.2 Authorization and Binding Obligations...............................................................14
         6.3 No Contravention....................................................................................14
         6.4 Litigation..........................................................................................15
         6.5 Qualifications as Broadcasting Licensee.............................................................16
         6.6 Financial Capacity..................................................................................16

7. Conduct Pending Closing.......................................................................................16
         7.1 Seller's Covenants..................................................................................16
                  7.1.1 Organization, Etc........................................................................16
                  7.1.2 Litigation...............................................................................17
                  7.1.3 Offers to Purchase.......................................................................17
                  7.1.4 No Breach of Representations and Warranties..............................................17
                  7.1.5 No Violations............................................................................18
                  7.1.6 Encumbrances; Transfers..................................................................18

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                                       (i)

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
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         7.2 Buyer's Covenants...................................................................................18
                  7.2.1 Organization, Etc........................................................................18
                  7.2.2 Litigation...............................................................................19
                  7.2.3 No Breach of Representations and Warranties..............................................19
                  7.2.4 No Violations............................................................................19

8. Conditions Precedent to the Obligations of the Parties........................................................20
         8.1 Conditions Precedent to the Obligation of Buyer.....................................................20
                  8.1.1 Accuracy of Representations and Warranties...............................................20
                  8.1.2 Compliance with Agreement................................................................20
                  8.1.3 No Obstructive Proceeding................................................................21
                  8.1.4 Adverse Change...........................................................................22
                  8.1.5 Authorization............................................................................23
                  8.1.6 Opinions of Counsel......................................................................23
                  8.1.7 Proceedings..............................................................................23
                  8.1.8 HSRA Waiting Period......................................................................24
                  8.1.9 FIRPTA Affidavits........................................................................24
         8.2 Conditions to Obligations of Seller.................................................................24
                  8.2.1 Accuracy of Representations and Warranties...............................................24
                  8.2.2 Compliance with Agreement................................................................25
                  8.2.3 No Obstructive Proceeding................................................................25
                  8.2.4 Proceedings..............................................................................27
                  8.2.5 Opinion of Counsel.......................................................................27
                  8.2.6 HSRA Waiting Period......................................................................27
                  8.2.7 Authorizations...........................................................................27
                  8.2.8 Payment..................................................................................28
                  8.2.9 Officer's Certificate....................................................................28

9. Instruments of Conveyance and Transfer; Closing Certificates..................................................28
         9.1 Instruments of Conveyance and Transfer of Shares....................................................28
         9.2 Closing Certificate.................................................................................29

10. Brokers......................................................................................................29

11. Survival; Indemnification....................................................................................30
         11.1 Survival...........................................................................................30
         11.2 Seller's Indemnification...........................................................................30
         11.3 Buyer's Indemnification............................................................................30
         11.4 Indemnification Claim..............................................................................31
         11.5 Notice of Claim....................................................................................32
         11.6 Date of Notice of Claim............................................................................34
         11.7 Consent of Indemnitee..............................................................................34

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                                      (ii)
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
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12. Termination..................................................................................................34
         12.1 Termination........................................................................................34
                  12.1.1 Buyer...................................................................................34
                  12.1.2 Seller..................................................................................34
                  12.1.3 Mutual Consent..........................................................................35
                  12.1.4 By Seller Upon Breach...................................................................35
                  12.1.5 By Buyer Upon Breach....................................................................35

         12.2 Limitations........................................................................................35

13. Confidentiality..............................................................................................36
         13.1 Seller's Confidentiality...........................................................................36
         13.2 Buyer Confidentiality..............................................................................36
         13.3 Specific Performance...............................................................................38

14. Miscellaneous................................................................................................38
         14.1 Grace Period.......................................................................................38
                  14.1.1 Default Grace Period....................................................................38
                  14.1.2 Final Order Grace Period................................................................38
         14.2 Costs, Expenses, Etc...............................................................................39
         14.3 Further Assurances.................................................................................40
         14.4 Notice of Proceedings..............................................................................40
         14.5 Notices............................................................................................41
         14.6 Headings and Entire Agreement; Amendment...........................................................42
         14.7 Waiver.............................................................................................42
         14.8 Binding Effect and Assignment......................................................................43
         14.9 Counterparts.......................................................................................43
         14.10 Exhibits and Attachments..........................................................................43
         14.11 Rights Cumulative.................................................................................44
         14.12 Governing Law.....................................................................................44
         14.13 Severability......................................................................................44
         14.14 Third Party Rights................................................................................44
         14.15 Press Releases....................................................................................45
         14.16 Specific Performance..............................................................................45
         14.17 Concurrent Closing................................................................................45


                                     (iii)

                                    EXHIBITS

Exhibit A                     -        Form of Opinion of Counsel to Seller
Exhibit B                     -        Form of Opinion of Counsel to Buyer


                                    SCHEDULES

Schedule 1-F      -           Excluded KOFY Assets; Excluded Contracts
Schedule 4.10.1   -           Station Employee Benefit Plans
Schedule 4.10.2   -           Terminated Employee Benefit Plans




                                      (iv)

                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT, dated as of June __, 1998, between GRANITE BROADCASTING CORPORATION, a Delaware corporation ("Buyer"), and the Trust for Public Land as trustee for The James J. Gabbert Charitable Remainder Unitrust (the "Seller").

                                   WITNESSETH:

     WHEREAS, Pacific FM Incorporated, a California corporation ("Pacific") owns and operates, under license from the Federal Communications Commission (the "FCC"), television station KOFY, Channel 20, San Francisco, California and its auxiliary facilities ("KOFY"), including all of the assets associated therewith;

     WHEREAS, Seller owns 637 shares of outstanding capital stock of Pacific (the "Seller's Shares"); and

     WHEREAS, Buyer desires to purchase from the Seller all of the outstanding capital stock of Pacific owned by Seller, and Seller desires to sell and assign all of the outstanding capital stock of Pacific owned by Seller to Buyer, all in accordance with the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. As used herein, the following terms shall have the following meanings:

          1.1 Defined Terms.

          "Accrued Pacific Taxes" means all Taxes of Pacific accruing during any tax period ending on or prior to the Closing Date, including but not limited to Taxes attributable to: (i) the direct or indirect transfer and assignment of the Excluded Pacific Assets from Pacific and its Subsidiaries to Stockholder Co. and the assumption by Stockholder Co. of the Excluded Pacific Liabilities; and (ii) the distribution of the stock of Stockholder Co. from Pacific to its stockholders.

          "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with," shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

          "Agreement" means this Stock Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Buyer" has the meaning set forth in the recitals hereto.

          "Buyer's Representative" has the meaning set forth in Section 13.2 hereof.

          "Closing" means the consummation of the purchase, assignment and sale of the shares of Pacific Common Stock as contemplated hereby.

          "Closing Date" means a time and business date to be selected by Buyer, which date shall occur between: (i) two business days after the date on which the conditions specified in Section 8 and Section 14.17 hereof shall have been met or waived by the beneficiary thereof; and (ii) subject to the provisions of Section
14.1 hereof, the Outside Closing Date, unless Buyer and Pacific mutually agree to a different time and date.

          "Closing Place" means the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036 or such other place as the Buyer and Pacific may agree.

          "Code" means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, as in effect from time to time.

          "Communications Act" means the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, as in effect from time to time.

          "Date of Notice of Claim" has the meaning set forth in Section 11.6 hereof.

          "Effective Time" means 12:01 a.m. on the Closing Date.

          "Encumbrances" means all mortgages, security interests, pledges, claims, liens, charges, covenants, easements, rights of way, restrictions, encroachments, leases, occupancies, tenancies, options, preemptive purchase or other rights or any other encumbrances whatsoever.

          "Excluded Pacific Assets" means: (a) Accounts Receivable; (b) cash on hand and in bank accounts that relate exclusively to the operation of Pacific prior to the Closing Date; and (c) any Contract, Employee Benefit Plan, agreement or asset listed on Schedules 1-F or 4.10.1 or 4.10.2.

          "Excluded Pacific Liabilities" means all Liabilities (including Accrued Pacific Taxes), commitments or other obligations of KOFY, Pacific, Stockholders (as defined in the GL Stock Purchase Agreement) or any of their Affiliates or stockholders of any kind and nature, whether direct or indirect, absolute, accrued, contingent or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, other than Included Pacific Obligations (as defined in the GL Stock Purchase Agreement).

          "FCC" has the meaning set forth in the recitals hereto.

          "FCC Applications" has the meaning set forth in Section 3.1 of the GL Stock Purchase Agreement


          "FCC Consent" has the meaning set forth in Section 3.2 of the GL Stock Purchase Agreement.

          "Final Order" has the meaning set forth in the GL Stock Purchase Agreement.

          "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

          "GL Stock Purchase Agreement" means the Stock Purchase Agreement, dated October 3, 1997, among Buyer, James J. Gabbert, Michael P. Lincoln and Pacific providing for the sale of 780.3 shares of the Pacific Common Stock from James J. Gabbert and Michael P. Lincoln to Buyer.

          "Governmental Authority" means any court or federal, state, municipal or other governmental or quasi-governmental authority, department, commission, board, agency or instrumentality, foreign or domestic, or any employee or agent thereof.

          "HSRA" means the Hart-Scott-Rodino Act.

          "Indemnitee" has the meaning set forth in Section 11.4 hereof.

          "Indemnitor" has the meaning set forth in Section 11.4 hereof.

          "Material Adverse Effect" means any material and adverse effect upon the business, assets, prospects, liabilities, financial condition, rights or results of operations of KOFY, the broadcasting assets of Pacific, or upon the ability of Buyer, Seller to perform in any material respect their respective obligations under this Agreement.

          "Notice of Claim" has the meaning set forth in Section 11.4 hereof.

          "Outside Closing Date" shall mean July 1, 1998.

          "Pacific" has the meaning set forth in the recitals hereto.

          "Pacific Common Stock" has the meaning set forth in Section 4.2.1 hereof.

          "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, governmental or regulatory body or other entity.

          "Purchase Price" has the meaning set forth in Section 2.2.1 hereof.

          "Seller's Shares" has the meaning set forth in the recitals hereof.

          "Shares" means all of the issued and outstanding shares of Pacific Common Stock.

          "Stockholder Co." means a direct wholly-owned subsidiary of Pacific, that shall be assigned all the Excluded Pacific Assets and assume all of the excluded Pacific Liabilities prior to the Closing.

          "Subsidiary" means, with respect to any Person, any corporation or other entity, whether now existing or hereafter organized or acquired, of which securities or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

          1.2 Accounting Terms. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

          1.3 Other Definition Provisions. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

     2. Purchase of Shares, Purchase Price and Method of Payment.

          2.1 Purchase of Shares. In accordance with the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the shares of Pacific Common Stock owned by Seller, consisting of 637 shares of Pacific Common Stock.

          2.2 Consideration.

               2.2.1 Purchase Price. The Purchase Price for the Seller's Shares of Pacific Common Stock to be sold and transferred pursuant to this Agreement shall be Fifty-Nine Million Eight Hundred Forty-Eight Thousand Eight Hundred Fifty-Seven Dollars ($59,848,857). At the Closing, Buyer will pay to Seller by wire transfer of immediately available federal funds (pursuant to wire instructions that Pacific shall deliver to Buyer prior to Closing) the Purchase Price.

     3. FCC Notification. Buyer and Seller shall timely file with the FCC any required notifications and documentation with respect to this Agreement and the transactions contemplated herein.

     4. Representations Relating to Pacific. Seller is informed and believes and based thereon, represents to Buyer that, as of the date hereof:

          4.1 Organization and Standing. Each of Pacific and its
Subsidiaries: (a) is a corporation duly organized, validly laws of the State of California; (b) has full corporate power and authority to own, lease and use its properties and to conduct its business and operations as now being conducted and proposed to be conducted under existing agreements and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; (c) is duly qualified to do business in every jurisdiction in which the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

          4.2 Capital Stock.

               4.2.1 Outstanding Stock. The authorized capital stock of Pacific consists solely of 12,000 shares of common stock, par value $10.00 per share ("Pacific Common Stock"). As of the date hereof and as of the Closing, the only issued and outstanding capital stock of Pacific is, and will be, the Shares, which consist of 1,530 shares of Pacific Common Stock, of which Shares 637 constitute the Seller's Shares.

               4.2.2 No Encumbrances. The Seller's Shares will at the Closing be free and clear of all Encumbrances.

     5. Representations and Warranties of Seller. Seller represents and warrants to Buyer that, as of the date hereof:

          5.1 Organization and Standing. Seller: (a) is a trust duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation; and (b) has full power and authority to enter into this Agreement and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby.

          5.2 Authorization and Binding Obligations. The execution, delivery and performance by Seller of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Seller pursuant hereto or in connection herewith have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Seller, and constitute the valid and binding agreement of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

          5.3 No Contravention; Consents.

               5.3.1 No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the trust documents or other formation or governance documents of Seller; (b) result in the breach of any of the terms of, constitute a default under, conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any agreement, license, permit or other instrument to which Seller is a party or by which Seller or any of its properties is bound or affected, or result in the creation of any Encumbrance upon any of its assets; or (c) violate, result in the breach of, or conflict with, any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules, or judgments applicable to such Seller or any of its assets.

               5.3.2 Consent. No consent, waiver, authorization or approval from, or filing of any notice or report with, any Governmental Authority or other Person is necessary in connection with the execution, delivery or performance by Seller of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

          5.4 Ownership of Shares. Seller is the record and beneficial owner of the Seller's Shares free and clear of all Encumbrances. At the Closing, Seller shall deliver to Buyer duly endorsed certificates evidencing such shares, free and clear of all Encumbrances.

     6. Representations and Warranties of Buyer. Buyer represents, warrants and covenants to Pacific that:

          6.1 Organization and Standing. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction in which the nature of the business to be conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect the transactions contemplated hereby.

          6.2 Authorization and Binding Obligations. The execution, delivery and performance of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Buyer pursuant hereto have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

          6.3 No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof and the compliance with the provisions hereof and thereof by Buyer do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; (b) result in the breach of, conflict with, or constitute a default under, the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected; or (c) violate or conflict with any laws, regulations, orders, writs, decrees, injunctions or judgments applicable to Buyer, including the Communications Act.

          6.4 Litigation. As of the date hereof, except for administrative rulemaking or other proceedings of general applicability to the broadcast industry, there is no civil, criminal or administrative action, suit, demand, claim, litigation, action, proceeding or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would adversely affect its or, if Buyer assigns its rights hereunder to a permitted assignee, its permitted assignee's ability to consummate the transactions contemplated in this Agreement.

          6.5 Qualifications as Broadcasting Licensee. Subject to obtaining the FCC Consent to the FCC Applications, Buyer is legally qualified under the Communications Act to own the Shares and consummate the transactions contemplated hereby.

          6.6 Financial Capacity. Buyer has the financial capacity to satisfy all of Buyer's obligations under this Agreement and the documents to be executed and exchanged at the Closing, and to perform all of Buyer's obligations at the Closing.

     7. Conduct Pending Closing.

          7.1 Seller's Covenants. Seller covenants and agrees that prior to
Closing:

               7.1.1 Organization, Etc. Consistent with normal business practices, Seller shall use its reasonable best efforts to prevent any change in its business organization or financial capacity that would materially impair its ability to consummate the transactions contemplated hereby. Seller shall not seek any protection under any Federal or state laws affecting creditors' rights, including bankruptcy and insolvency laws.

Seller shall notify Buyer of the occurrence of any event identified in this
Section 7.1.1.

               7.1.2 Litigation. Seller shall notify Buyer: (a) of any litigation pending or, to its knowledge, threatened against or affecting Seller or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) any change that would adversely affect the Seller's ability to consummate the transactions contemplated hereby.

               7.1.3 Offers to Purchase. Seller shall not entertain or conduct discussions or negotiations with any Person with respect to any, direct or indirect, offer or proposal for the purchase or sale of any portion of the assets or capital stock of Pacific, its Subsidiaries or KOFY, or with respect to any financing, merger, acquisition, combination, consolidation or similar transaction involving Pacific, any of its Subsidiaries or KOFY or any significant assets or business of any of them, or enter into any agreement or transaction relating to any of the foregoing.

               7.1.4 No Breach of Representations and Warranties. Neither Seller, nor any of its officers, directors, employees, agents or representatives, shall take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by Seller in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

               7.1.5 No Violations. Seller shall take all reasonable actions to prevent, and Seller shall not take any action that would cause, a breach of this Agreement.

               7.1.6 Encumbrances; Transfers. Seller shall not sell, assign, transfer or dispose of any shares of Pacific Common Stock or agree to do any of the foregoing. Seller shall not create, assume or permit to exist any Encumbrance affecting any shares of Pacific Common Stock.

          7.2 Buyer's Covenants. Buyer covenants and agrees that prior to
Closing:

               7.2.1 Organization, Etc. Consistent with normal business practices, Buyer shall use its reasonable best efforts to prevent any change in its business organization or financial capacity that would materially impair its ability to consummate the transactions contemplated hereby. Buyer shall not seek any protection under any Federal or state laws affecting creditors' rights, including bankruptcy and insolvency laws. Buyer shall notify Seller of the occurrence of any event identified in this Section 7.2.1.

               7.2.2 Litigation. Buyer shall notify Seller: (a) of any litigation pending or, to its knowledge, threatened against or affecting Buyer or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) any change that would adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

               7.2.3 No Breach of Representations and Warranties. Neither the Buyer, nor any of its officers, directors, employees, agents or representatives, shall take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by Buyer in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

               7.2.4 No Violations. Buyer shall take all reasonable actions to prevent, and Buyer shall not take any action that would cause, a breach of this Agreement.

     8. Conditions Precedent to the Obligations of the Parties.

          8.1 Conditions Precedent to the Obligation of Buyer. The obligations of the Buyer under this Agreement are subject, at the Buyer's option, to the satisfaction on or prior to the Closing Date of each of the following express conditions precedent:

               8.1.1 Accuracy of Representations and Warranties. All representations and warranties of Seller contained in this Agreement (and in any document delivered in connection herewith) shall be true and correct in all respects when made and at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except to the extent the failure to be true and correct, in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect, and Buyer shall have received a certificate, executed by Seller, repeating, as of the Closing Date, all such representations and warranties.

               8.1.2 Compliance with Agreement. Seller shall have performed and complied in all respects (without regard to any "materially" limiting or qualifying language stated therein) with all covenants, agreements and conditions required by this

Agreement to be performed or complied with by it prior to or on the Closing
Date.

               8.1.3 No Obstructive Proceeding.

                    (a) No Litigation. No action, suit, investigation, or proceeding shall have been instituted or be pending against or affecting any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Buyer or Pacific of substantial damages or otherwise have a material adverse effect on Buyer, the business or operations of Pacific or KOFY or the broadcasting assets of KOFY;

                    (b) No Governmental Intervention. None of the parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement or the transactions contemplated hereby; or (ii) the actual commencement of such an investigation;

                    (c) No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Buyer's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or to operate KOFY as presently being conducted.

               8.1.4 Adverse Change. No loss, destruction, impairment, confiscation or condemnation of any of the broadcasting assets of or relating to KOFY shall have occurred by reason of fire, explosion, disaster, flood, accident, riot, insurrection, war, act of God or other occurrence which individually or in the aggregate has a Material Adverse Effect. In addition, since June 30, 1996, there shall have been no material adverse change in the business or operations, prospects or condition, financial or otherwise, of Pacific, KOFY or the broadcasting assets of or relating to KOFY.

               8.1.5 Authorization. Buyer shall have received certified copies of all the respective actions taken by Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

               8.1.6 Opinions of Counsel. Buyer shall have received the written opinion of Nelson J. Lee, counsel for Seller, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit A.

               8.1.7 Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as Buyer or its counsel, as the case may be, may reasonably request in connection with said transactions.

               8.1.8 HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

               8.1.9 FIRPTA Affidavits. At the Closing, Seller shall execute and deliver to Buyer affidavits pursuant to Section 1445(b)(2) of the Code in the form set forth in Treas. Reg. ss. 1.1445-2(b)(2)(iii)(A), and Buyer agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the regulations promulgated thereunder, upon the execution and delivery of such affidavits to Buyer, no deduction shall be made or claimed against the Purchase Price by reason of the requirements of Sections 897 and 1445 of the Code.

          8.2 Conditions to Obligations of Seller. The obligations of Seller at Closing are subject, at Pacific's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

               8.2.1 Accuracy of Representations and Warranties. All representations and warranties of Buyer or its permitted assignee contained in this Agreement (and any document delivered in connection herewith) shall be true and correct in all respects at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except where the failure to be true and correct, in the aggregate, would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby, and Agent shall have received a certificate, executed on behalf of Buyer or its permitted assignee by an officer thereof, to that effect.

               8.2.2 Compliance with Agreement. Buyer or its permitted assignee shall have performed and complied in all respects (without regard to any "materiality" limiting or qualifying language stated therein) with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date except where the failure to so perform and comply, in the aggregate, would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

               8.2.3 No Obstructive Proceeding.

                    (a) No Litigation. No action, suit, investigation, or proceeding shall be pending against any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Seller of substantial damages or otherwise have a material adverse effect on Seller.

                    (b) No Governmental Intervention. None of the parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (ii) the actual commencement of such an investigation.

                    (c) No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Seller's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

               8.2.4 Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received copies of such documents as Seller or its counsel, as the case may be, may reasonably request in connection with said transactions.

               8.2.5 Opinion of Counsel. Seller shall have received the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

               8.2.6 HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

               8.2.7 Authorizations. Agent shall have received certified copies of all of the actions taken by Buyer authorizing and approving the execution and delivery of this

Agreement and the consummation of the transactions contemplated hereunder.

               8.2.8 Payment. Buyer shall pay Seller the Purchase Price.

               8.2.9 Officer's Certificate. Buyer shall have delivered to Seller a certificate signed by its Chairman, President or Vice President and its Secretary or Assistant Secretary dated the Closing Date, to the effect that the conditions set forth in Sections 8.2.1, 8.2.2 and 8.2.3 have been satisfied.

     9. Instruments of Conveyance and Transfer; Closing Certificates.

          9.1 Instruments of Conveyance and Transfer of Shares. At the Closing, to effect the transfers, conveyances or assignments of the Seller's Shares from Seller to Buyer or Buyer's assignee as herein provided, Seller shall deliver to Buyer stock certificates representing the Seller's Shares, duly endorsed in blank or accompanied by stock powers endorsed in blank, all of said transfers or assignments of the Seller's Shares being free and clear of all Encumbrances, all in form and substance reasonably satisfactory to counsel for Buyer and dated the Closing Date.

          9.2 Closing Certificate. At the Closing, Buyer shall have received a copy of the organizational documents under which Seller was formed, and a certificate executed by an authorized officer of Seller certifying such trust instrument.

     10. Brokers. Seller represents and warrants to Buyer that Seller has not engaged any broker, finder or consultant in connection with this Agreement or the transactions contemplated herein or any aspect hereof. Buyer represents and warrants to Seller that it has not engaged any broker, finder or consultant in connection with this Agreement or the transactions contemplated hereby other than H. Ben LaRue. The brokerage commission of H. Ben LaRue shall be paid by Buyer at Closing. Subject to the previous sentence, each party agrees to indemnify and hold the other parties harmless from any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party or any of its Affiliates.

     11. Survival; Indemnification.

          11.1 Survival. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect without limitation.

          11.2 Seller's Indemnification. Seller agrees to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all loss, cost, Liability, Tax, damage and expenses (including reasonable legal and other expenses incident thereto) resulting from breach of Seller's representations, warranties, covenants or agreements (without reference to any "materiality" limiting or qualifying contained therein) contained in this Agreement or any instruments delivered in connection herewith.

          11.3 Buyer's Indemnification. From and after the Closing, Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all loss, cost, Liability, damage and expense (including reasonable legal and other expenses incident thereto) resulting from Buyer's breach of any of its representations, warranties, covenants or agreements under this Agreement or any instrument delivered in connection herewith.

          11.4 Indemnification Claim. Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly give written notice ("Notice of Claim") of such claim or demand to the party or parties it is seeking indemnification from ("Indemnitor"). Indemnitee shall furnish to the Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 11.1 hereof, no failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have materially adversely affected Indemnitor's ability to defend against, settle or satisfy any Liability, damage, loss, claim or demand for which Indemnitee is entitled to indemnification hereunder.

          11.5 Notice of Claim. If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 11.4 hereof is a claim or demand asserted by a third party, Indemnitor shall have fifteen (15) days after the Date of Notice of Claim to notify Indemnitee in writing of its election to defend such third party claim or demand on behalf of the Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and his agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnitor in the defense of, such third party claim or demand, and so long as Indemnitor is defending such third party claim in good faith, Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that Indemnitee reasonably determines that representation by counsel to Indemnitor of both Indemnitor and Indemnitee may present such counsel with a conflict of interest, or where non-monetary relief is being sought against Indemnitee by a third party, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Indemnitor will pay the fees and disbursements of such counsel; provided, however, that Indemnitor shall not be required to pay the fees and disbursements of more than one separate law firm for all Indemnitees in any jurisdiction in any single action or proceeding. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (i) Indemnitee shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Section 15.

          11.6 Date of Notice of Claim. The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to Section 14.5 of this Agreement.

          11.7 Consent of Indemnitee. No claim giving rise to a Notice of Claim shall be compromised or settled except with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

     12. Termination. This Agreement may be terminated:

          12.1 Termination.

               12.1.1 Buyer. Subject to Section 14.1, by Buyer if the Closing shall not have occurred on or prior to the Outside Closing Date (other than as a result of the failure by Buyer to fully comply with its obligations under this Agreement);

               12.1.2 Seller. Subject to Section 14.1, by Seller if the Closing shall not have occurred on or prior to the Outside Closing Date (other than as a result of the failure by Seller, the Sellers under the GL Stock Purchase Agreement or any other owner of Pacific Common Stock) to fully comply with this Agreement, the GL Stock Purchase Agreement or any documents executed in connection therewith;

               12.1.3 Mutual Consent. By mutual consent of Buyer and Seller, which consent may be withheld at the absolute discretion of each such party;

               12.1.4 By Seller Upon Breach. Subject to Section 14.1, by Seller if: (a) Buyer is in material breach of this Agreement; and (b) neither Seller, any Seller under the GL Stock Purchase Agreement nor any other owner of Pacific Common Stock is then in material breach of this Agreement, the GL Stock Purchase Agreement or any other document executed in connection therewith).

               12.1.5 By Buyer Upon Breach. Subject to Section 14.1, by Buyer: if (a) Seller is in material breach of this Agreement; and (b) Buyer is not then in material breach of this Agreement.

          12.2 Limitations. Notwithstanding any provision of this Agreement to the contrary recourse against Buyer or any breach of this Agreement and/or the GL Stock Purchase Agreement shall be limited to the Deposit, as defined in the GL Stock Purchase Agreement.

     13. Confidentiality.

          13.1 Seller's Confidentiality. Seller shall at all times from the date hereof until three (3) years after the Closing Date, maintain confidential and not use for any purpose other than the operation of KOFY, any information relating to KOFY (other than information in the public domain not as the result of a breach of this Agreement), its business and operations except: (a) for disclosure to authorized representatives of Buyer; (b) as necessary to the performance of this Agreement; (c) as authorized in writing by the Buyer; or (d) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (d), the disclosing Person shall have given prior written notice thereof to Buyer and provided Buyer with the opportunity to contest such disclosure at the Buyer's expense.

          13.2 Buyer Confidentiality. Prior to the earlier of: (a) three (3) years from the date hereof; and (b) the Closing, Buyer shall keep and shall cause its Affiliates and agents (collectively, "Buyer's Representatives") to keep all information with respect to Pacific and/or KOFY obtained in connection with the negotiation and performance of this Agreement (other than information in the public domain not as the result of a breach of this Agreement), as confidential and shall not disclose, and shall cause Buyer's Representatives not to disclose, such information to any third party (other than Buyer's financing sources or potential financing sources or potential financing sources or as may be required in connection with any financing) without Pacific's express prior written consent, except: (w) for disclosure to authorized representatives of Pacific; (x) as necessary to the performance of this Agreement; (y) as authorized in writing by Pacific; or (z) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (z), the disclosing Person shall have given prior written notice thereof to Pacific and provided Pacific with the opportunity to contest such disclosure at Pacific's expense. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Pacific all confidential information obtained from Pacific by Buyer or Buyer's Representatives. Buyer shall advise any third party to whom disclosure of confidential information is made hereunder of the confidential nature of such information and shall request that the confidentiality of such information be preserved.

          13.3 Specific Performance. The parties hereby acknowledge that the damages the other parties would sustain in the event of any violation of the provisions of this Section 13 are difficult or impossible to ascertain. Accordingly, the parties hereby agree that each party shall be entitled, in addition to any other remedy or damages available to it in the event of any such violation, to injunctive relief to restrain such violation of this
Section 13 by any other party or any Person intended to be subject to the restriction contained herein which may be acting for or with such other party or such other Person.

     14. Miscellaneous.

          14.1 Grace Period.

               14.1.1 Default Grace Period. Notwithstanding any other provision of this Agreement, if a default by any party hereto can be cured or a condition satisfied within fifteen (15) business days after the time initially fixed for Closing as set forth herein, then the Closing Date shall be extended for the period (not to exceed fifteen (15) business days) required for such party to make such cure or satisfaction; provided that such default does not, and would not reasonably be expected to, have a material adverse effect on KOFY, Pacific, the broadcasting assets of KOFY or Buyer. If such cure or satisfaction cannot be, or is not, completed within fifteen (15) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement.

               14.1.2 Final Order Grace Period. Notwithstanding anything to the contrary contained herein, in the event that the FCC Consent shall have been obtained but the FCC Consent shall not have become a Final Order on or prior to July 1, 1998, then the Outside Closing Date shall be extended by forty-five (45) days.

          14.2 Costs, Expenses, Etc. Except as provided elsewhere herein each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The payment of all sales, use, transfer or similar Taxes, documentation stamps, or other charges imposed by any and all Governmental Authorities (including any income or gain Taxes and Accrued Pacific Taxes) with respect to the transfer of title to Pacific's assets, including the Excluded Pacific Assets, hereunder and the other transactions anticipated hereby shall be borne by Seller. All recording costs and fees incurred in connection with the clearing and removing any liens and Encumbrances including costs incurred so as to permit Seller to convey good and marketable title to the Shares free and clear of all Encumbrances, shall be the responsibility of Seller.

     14.3 Further Assurances. Each party shall, from time to time, upon the request of another party, execute, acknowledge and deliver to the other party such other documents or instruments, and take any and all actions as are reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement.

     14.4 Notice of Proceedings. Each party will promptly and in any case within five (5) business days notify the other parties in writing upon becoming aware of any labor organization drive or any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this

Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

          14.5 Notices. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing (including telexes, telecopies, facsimile transmissions and similar writings) and shall be effective when transmitted and confirmation of receipt is obtained for telexes, telecopies, facsimile transmissions and similar writings; when delivered personally; one day after sent by recognized overnight courier; and five days after sent by mail, first class, postage prepaid, registered mail, return receipt requested; in each case to the following address or telephone number, as applicable:

         If to Seller:     The Trust for Public Land, Trustee of
                             the James J. Gabbert Charitable
                             Remainder Unitrust
                           116 New Montgomery Street
                           4th Floor
                           San Francisco, California 94105
                           Telecopier: (415) 495-4103
                           Attn:  Nelson J. Lee, General Counsel


         If to Buyer:      Granite Broadcasting Corporation
                           767 Third Avenue
                           34th Floor
                           New York, New York 10017
                           Attn: Mr. W. Don Cornwell, Chairman
                                   and Chief Executive Officer
                           Telephone:  (212) 826-2530
                           Telecopier: (212) 826-2858
         with copies to:   Akin, Gump, Strauss, Hauer
                             & Feld, L.L.P.
                            1333 New Hampshire Avenue, N.W.
                            Suite 400
                            Washington, D.C. 20036
                            Attn:  Russell W. Parks, Jr.
                            Telephone:  (202) 887-4092
                            Telecopier: (202) 887-4288


or at such other address as either party shall specify by notice to the other.

          14.6 Headings and Entire Agreement; Amendment. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or changed orally, and no provision hereof may be waived, except only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

          14.7 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

          14.8 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other party which may be withheld for any reason; provided, however, that Buyer may assign this Agreement, in whole or in part, to any direct or indirect wholly owned subsidiary of Buyer provided such assignment shall not relieve Buyer of its obligations under this Agreement and such assignment application does not cause a material delay in obtaining the FCC Consent.

          14.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

          14.10 Exhibits and Attachments. The Exhibits and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control.

          14.11 Rights Cumulative. Except as set forth herein, all rights, powers and remedies herein given to the parties hereto are cumulative and not alternative, and are in addition to all statutes or rules of law.

          14.12 Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties irrevocably consent to the exclusive jurisdiction of the courts of California to resolve any dispute related to this Agreement, and also to the convenience of the District Court for the Northern District of California, to resolve any such dispute.

          14.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

          14.14 Third Party Rights. Nothing in this Agreement (including the Exhibits and other attachments hereto, or any ancillary agreement, instrument or document contemplated hereby or relating hereto) shall be deemed to create any right with respect to any Person or property not a party to this Agreement.

          14.15 Press Releases. Except as otherwise required by law, Buyer and Seller shall: (a) prior to its issuance of any press release relating to the transactions contemplated by this Agreement, submit to and consult with the other party with respect to such press release; and (b) use its best efforts to characterize the other party, in any other public statements made by the party making such statement about the other party, on substantially the same basis as in any press release made by the party making such statement. No other party or Affiliate of any party shall be permitted to issue a press release relating to the transactions contemplated hereby.

          14.16 Specific Performance. Seller hereby agrees that Buyer shall be entitled, in addition to any other remedies or damages available to Buyer in the event of any breach of this Agreement by Seller, to specific performance of the obligations of Seller under this Agreement.

          14.17 Concurrent Closing. Notwithstanding anything to the contrary contained herein, Buyer's obligation to close the transactions contemplated by this Agreement, is conditioned on the simultaneous closing of the transactions contemplated by the GL Stock
Purchase Agreement.

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

                                       GRANITE BROADCASTING CORPORATION

                                       By: /s/ W. Don Cornwell
                                          --------------------------------
                                       Name:  W. Don Cornwell, Chairman
                                              and Chief Executive Officer

                                       THE JAMES J. GABBERT CHARITABLE
                                         REMAINDER UNITRUST

                                       By:  THE TRUST FOR PUBLIC LAND,
                                            TRUSTEE

                                       By: /s/ Nelson J. Lee
                                          ------------------------------
                                       Name:  Nelson J. Lee
                                       Title: Senior Vice President




                                       47